SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – July 22, 2004

MONY LIFE INSURANCE COMPANY OF AMERICA

(Exact name of Registrant as specified in its charter)

ARIZONA	1-14603	86-0222062
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Broadway	10019
New York, New York (Address of principal executive offices)	(Zip Code)

(212) 708-2000

(Registrant’s telephone number, including area code)

Item 10.    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 8, 2004, The MONY Group Inc., the former parent company of MONY Life Insurance Company of America (the “Company”), completed its merger with a wholly owned subsidiary of AXA Financial, Inc. (“AXA Financial”).

In connection with the merger, by action of the Company’s board of directors on July 22, 2004, all officers of the Company, including the Company’s chief executive officer, chief financial officer and controller, are now subject to AXA Financial’s Policy Statement on Ethics (the “Code”), a code of ethics as defined under Regulation S-K. The Code complies with Section 406 of the Sarbanes-Oxley Act of 2002 and is available at AXA Financial’s website at www.axa-financial.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, MONY Life Insurance Company of America has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONY LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Pauline Sherman
Pauline Sherman Senior Vice President, Secretary and Associate General Counsel

Date: July 28, 2004